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                                                                      EXHIBIT 99



FOR IMMEDIATE RELEASE:                               CONTACT: GLENN SCHAEFFER
                                                              (702) 632-6710

                   MANDALAY RESORT GROUP TO ISSUE SENIOR NOTES


LAS VEGAS, NEVADA -- August 9, 2000 -- Mandalay Resort Group (NYSE:MBG) today agreed to issue $200 million 9-1/2% senior unsecured notes due August 1, 2008. Subject to customary conditions, the transaction is expected to close on August 16, 2000. Proceeds from this offering will be used to repay a portion of the company's borrowings under its revolving credit facility.

          The notes, which will be issued in reliance on the exemption in
Section 4(2) of the Securities Act of 1933, have not been registered under the Act and may not be offered or sold in the United States absent registration under the Act or an applicable exemption from the registration requirement.

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